Dakota Plains HOLDINGS, INC.

ANNOUNCES Resignation OF CHIEF FINANCIAL OFFICER

Jim Thornton Appointed Interim CFO

WAYZATA, Minnesota, (April 4, 2016) -- Dakota Plains Holdings, Inc. (“Dakota Plains”), (NYSE MKT: DAKP) today announced the resignation of Timothy Brady, Chief Financial Officer and Treasurer of Dakota Plains. Jim Thornton, Dakota Plains’ Executive Vice President – Strategy, General Counsel and Secretary, will assume the responsibilities as principal financial officer of Dakota Plains and as its interim chief financial officer. Dakota Plains’ has initiated a search for a permanent chief financial officer.

“We thank Tim for his contributions to the company over the past four years, including his management of our going public and our listing on the New York Stock Exchange, and we wish him well in the future,” said Craig McKenzie, Dakota Plains’ Chief Executive Officer. “The Company also recognizes and appreciates Jim Thornton taking on the role of interim CFO. Jim has been involved in all aspects of the company’s finances and interaction with the audit committee of the Board, so it will be business as usual as we initiate the search for a permanent CFO.”

Mr. Thornton has served as General Counsel and Secretary of Dakota Plains Holdings, Inc. since joining in March 2013 and as Executive Vice President, Strategy since December 2015. Mr. Thornton is responsible for planning and managing the execution of the company’s strategic business goals as well as managing legal and regulatory affairs. Mr. Thornton previously served as the senior legal counsel of Toreador Resources Corporation in Paris, France before its combination with ZaZa Energy Corporation in 2012. From 2007 to 2011, Mr. Thornton was an attorney in the Atlanta office of Dentons US LLP, where he represented clients in a broad range of corporate finance, merger and acquisition matters as well as advising public company clients on SEC reporting and disclosure requirements, corporate governance issues, and other corporate and securities matters. Before joining Dentons US LLP, Mr. Thornton practiced in the corporate departments of Balch & Bingham LLP and Locke Lord LLP. Mr. Thornton holds a J.D. from Washington and Lee University School of Law and a B.S. in Finance from the University of Tennessee.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks development and production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, the Company’s ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, the Company’s ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Investor and Media Contact Dan Gagnier, Sard Verbinnen DGagnier@sardverb.com
Phone: 212.687.8080 www.sardverb.com